Exhibit 99

IDACORP

1221 W. Idaho Street

Boise, ID   83702

February 15, 2007

FOR IMMEDIATE RELEASE

Lawrence F. Spencer, Director of Investor Relations

Phone:  (208) 388-2664

lspencer@idacorpinc.com

IDACORP Announces Year-End and Fourth Quarter 2006 Results

2006 Year-End Highlights

•         IDACORP net income of $107 million or $2.51 per diluted share versus $64 million or $1.50 per diluted share in
    2005

o        $0.27 per diluted share after-tax gain on sale of IDACORP Technologies

•         Idaho Power net income of $2.20 per diluted share versus $1.70 per diluted share in 2005

o        $0.19 per diluted share benefit from Internal Revenue Service (IRS) 2001-2003 exam settlement

o        $0.11 per diluted share after-tax gain on sale of excess SO2 emission allowances

Fourth Quarter 2006 Highlights

•         IDACORP diluted earnings per share of $0.42 versus $0.18 in 2005

•         Idaho Power records net income of $0.39 per diluted share, same as 2005

o        $0.16 per diluted share benefit from IRS 2001-2003 exam settlement

            BOISE--IDACORP, Inc. (NYSE:IDA) today reported fourth quarter net income of $18 million versus $8 million in 2005 and 2006 net earnings of $107 million compared with $64 million in 2005.  Fourth quarter diluted earnings per share increased by $0.24 per share from the fourth quarter 2005 to $0.42 per share and year-to-date diluted earnings per share increased by $1.01 per share from last year to $2.51 per share.

            "For IDACORP, 2006 was a year driven by improved operating results at Idaho Power Company combined with benefits from the sale of IDACORP Technologies, one of our non-core subsidiaries," said President and Chief Executive Officer J. LaMont Keen.  "Idaho Power earnings were enhanced by increased sales, an increase in base rates in June, the sale of excess sulfur dioxide emission allowances and a fourth quarter settlement with the IRS regarding prior year tax returns.  In 2007, we are focused on managing the increased capital investments required to support our growing customer base and reducing the regulatory lag inherent in our current growth cycle.  It also appears we may be operating with below normal hydroelectric conditions based upon snow pack accumulation to date."

Analysis of Earnings per Diluted Share

   The following table summarizes diluted earnings (losses) per share from each   business:

	Three Months Ended		Twelve Months Ended
	12/31/06	12/31/05	12/31/06	12/31/05
Earnings (Losses) From Continuing Operations
Idaho Power Company	$ 0.39	$ 0.39	$ 2.20	$ 1.70
IDACORP Energy	0.00	0.13	0.00	0.12
IDACORP Financial Services	0.07	0.07	0.22	0.26
Ida-West Energy	0.00	0.02	0.06	0.06
Holding Company	(0.04)	(0.10)	(0.14)	(0.12)
	0.42	0.51	2.34	2.02
Earnings (Losses) From Discontinued Operations	0.00	(0.33)	0.17	(0.52)

Earnings Per Diluted Share	$ 0.42	$ 0.18	$ 2.51	$ 1.50

The following table details the key components of year-to-year change in IDACORP diluted earnings per share: Diluted Earnings Per Share Reconciliation - 2005-2006 Per Diluted Share

IDACORP 2005 earnings per diluted share	$1.50

Idaho Power Company
Benefit from increased energy sales	0.34
Benefit from improved margin	0.25
Change in other revenue related to transmission from 2005	(0.08)
Increase in other operation & maintenance expenses related to salary and benefits	(0.12)
Increase in other operation & maintenance expenses	(0.19)
Increase in excess SO2 emission allowance sale gains	0.10
Settlement of 2001-2003 federal income tax returns in 2006	0.19

Non-regulated Activity
Change in earnings from discontinued operations	0.69
Change in allowance for bad debt at IDACORP Energy recorded in 2005	(0.13)

All other activity-net	(0.04)

IDACORP 2006 earnings per diluted share	$2.51

2006 Full Year Performance Summary

            Idaho Power Company

•     Increased energy sales at Idaho Power contributed $15 million after-tax to earnings. Idaho Power's 2006 general business customers increased by 14,633 (3.2 percent) from 2005.  The increase in electricity usage was primarily a result of record electricity demand during an unusually warm period in May, June, and July.

•     Improved operating margins contributed $11 million after-tax to earnings, largely due to improved hydroelectric generating conditions and a net 1.0 percent base rate increase effective June 1, 2006.

•     Other Operations and Maintenance (O&M) expense at Idaho Power reduced earnings by $9 million after-tax compared to the prior year.  This increase in expense is primarily due to higher labor-related expenses, higher thermal operations and maintenance costs.

•     Idaho Power recorded an after-tax benefit of $5 million from the sale of excess SO2 emission allowances.

•     Income taxes in 2006 reflect a net $8.1 million tax benefit from the settlement of all non-263A (uniform capitalization) issues from the 2001-2003 IRS exam.

            Non-regulated Activity

•     During 2006, IDACORP sold its fuel cell technology subsidiary IDACORP Technologies and entered into an agreement to sell its telecommunications subsidiary, IDACOMM.  The operating results of these businesses have been separately classified and reported as discontinued operations.  IDACORP recorded a net-of-tax gain of $12 million ($0.27 per diluted share) from the sale of IDACORP Technologies in 2006.   The gain from the sale partially offset by the operating results of both IDACOMM and IDACORP Technologies provided a net benefit of $0.17 per diluted share compared to a loss of $0.52 per diluted share in 2005 for a net improvement of $0.69 per diluted share.

    2005 earnings include the recognition of the benefits of the reversal of an allowance for bad debt related to IDACORP
    Energy of approximately $10 million.

Fourth Quarter Performance Summary

The key components of the change in fourth quarter IDACORP net income are:

•     The reduction in Idaho Power's operating income largely attributable to greater other O&M expenses and warmer-than-normal weather.

o    Other O&M expenses increased in part due to higher labor-related expenses resulting primarily from the attainment of performance targets and greater thermal and hydroelectric O&M expenses.

o        Temperatures were 7.5 percent warmer than normal and 7.8 percent warmer than fourth quarter 2005.

o        The 2001-2003 IRS exam settlement contributed a $6.9 million tax benefit in the fourth quarter

•         2005 earnings include the recognition of the benefits of the reversal of an allowance for bad debt related to IDACORP Energy of approximately $10 million.

2007 Outlook

            The February 11, 2007 hydrological survey shows Snake River Basin snow pack levels at 72 percent of average.  The Northwest River Forecast Center (NWRFC) currently projects 3.6 million acre-feet (maf) of water will flow into Brownlee Reservoir during the April-through-July 2007 period.  The NWRFC's 30-year average measured inflow into Brownlee is 6.3 maf during the period.  In 2006, April-July inflows were 8.9 maf.

            The outlook for key operating and financial metrics are:

Key Operating & Financial Metrics	2007 Estimates (1)	2006 Actuals
Idaho Power Company Operation & Maintenance Expense (Millions)	$270 - $280	$257
Idaho Power Company Capital Expenditures (Millions) (2)	$290 - $320	$217
Idaho Power Company Hydroelectric Generation (Million MWh) (3)	6.5 - 8.5	9.2
Non-regulated Subsidiary Earnings Per Share from Continuing Operations (4)	$0.10 - $0.15	$0.14
Effective Tax Rates: Idaho Power Company Consolidated - IDACORP (5)	35% - 39% 20% - 25%	31.9% 13.3%

(1)   Key operating and financial metrics will be updated quarterly.

(2)   2007-2009 estimated total capital expenditures of $830 million, excluding new base load plant.

(3)   Assumes normal operating conditions and slightly below normal precipitation for spring 2007 with a return to normal precipitation for the balance of the year.

(4)   Estimates include contributions from Ida-West Energy and IDACORP Financial netted against holding company expenses.

(5)   For continuing operations.

Web Cast / Conference Call

The company will hold an analyst conference call today at 2:30 p.m. Mountain

Time (4:30 p.m. Eastern Time).  All parties interested in listening may do so through a live Web cast.  Details of the conference call logistics are posted on the company's Web site (http://www.idacorpinc.com).  A replay of the conference call will be available on the company's Web site for a period of 12 months.

Background Information / Safe Harbor Statement

Boise, Idaho-based IDACORP, formed in 1998, is a holding company comprised of Idaho Power

Company, a regulated electric utility; IDACORP Financial, a holder of affordable housing projects and other real estate investments; IDACOMM, a provider of telecommunication services and commercial Internet services; and Ida-West Energy, an operator of small hydroelectric generation projects that satisfy the requirements of the Public Utility Regulatory Policies Act of 1978.

Certain statements contained in this news release, including statements with respect to future earnings, ongoing operations, and financial conditions, are "forward-looking statements" within the meaning of federal securities laws.  Although IDACORP and Idaho Power believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements.  Factors that could cause actual results to differ materially from the forward-looking statements include:  changes in governmental policies, including new interpretations of existing policies, and regulatory actions and regulatory audits, including those of the Federal Energy Regulatory Commission, the Idaho Public Utilities Commission, the Oregon Public Utility Commission, and the Internal Revenue Service with respect to allowed rates of return, industry and rate structure, day-to-day business operations, acquisition and disposal of assets and facilities, operation and construction of plant facilities, relicensing of hydroelectric projects, recovery of purchased power expenses, recovery of other capital investments, present or prospective wholesale and retail competition (including but not limited to retail wheeling and transmission costs) and other refund proceedings; changes arising from the Energy Policy Act of 2005; litigation and regulatory proceedings, including those resulting from the energy situation in the western United States, and settlements that influence business and profitability; changes in and compliance with environmental, endangered species and safety laws and policies; weather variations affecting hydroelectric generating conditions and customer energy usage; over-appropriation of surface and groundwater in the Snake River Basin resulting in reduced generation at hydroelectric facilities; construction of power generating, transmission and distribution facilities including inability to obtain required governmental permits and approvals, and risks related to contracting, construction and start-up; operation of power generating facilities including breakdown or failure of equipment, performance below expected levels, competition, fuel supply, including availability, transportation and prices, and transmission; impacts from the potential formation of a regional transmission organization and the dissolution of Grid West; population growth rates and demographic patterns; market demand and prices for energy, including structural market changes; changes in operating expenses and capital expenditures and fluctuations in sources and uses of cash; results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by factors such as credit ratings and general economic conditions; actions by credit rating agencies, including changes in rating criteria and new interpretations of existing criteria; homeland security, natural disasters, acts of war or terrorism; market conditions that could affect the operations and prospects of IDACORP's subsidiaries or their competitors; increasing health care costs and the resulting effect on medical benefits paid for employees; performance of the stock market and the changing interest rate environment, which affect the amount of required contributions to pension plans, as well as the reported costs of providing pension and other postretirement benefits; increasing costs of insurance, changes in coverage terms and the ability to obtain insurance; changes in tax rates or policies, interest rates or rates of inflation; adoption of or changes in critical accounting policies or estimates; and new accounting or Securities and Exchange Commission requirements, or new interpretation or application of existing requirements.  Any such forward-looking statements should be considered in light of such factors and others noted in the companies' Annual Report on Form 10-K for the year ended December 31, 2005, the Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2006 and other reports on file with the Securities and Exchange Commission.  Any forward-looking statement speaks only as of the date on which such statement is made.  New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

IDACORP, Inc.

Condensed Consolidated Statements of Income

For Periods Ended December 31, 2006 and 2005

(unaudited)

 (Thousands of Dollars, except per share amounts)

                                                                   Three Months Ended                       Year-To-Date

                                                                12/31/06           12/31/05            12/31/06         12/31/05

Operating Revenues:

    Electric Utility:

      General business                               $       135,571    $       163,081        $       636,375    $       667,270
      Off-system sales ..............                           41,186               37,605                 260,717             142,794

      Other revenues............................                  6,795                 4,146                  23,381                27,619

          Total electric utility revenues....              183,552             204,832                 920,473              837,683

    Other............................................                  1,232                 1,266                     5,818                  5,181

          Total Operating Revenues........             184,784             206,098                 926,291              842,864

Operating Expenses:

    Electric Utility:

      Purchased power..........................                53,781               59,907                 283,440             222,310

      Fuel expense..............................                   31,162               25,680                 115,018             103,164

      Power cost adjustment................                 (22,599)              (1,322)                 (29,526)              (2,995)

      Other operations & maintenance...                 70,805              58,353                 256,553             241,209

      Depreciation...................................              25,354               25,252                   99,824             101,485

      Taxes other than income taxes..........               2,704                 5,212                   18,661               20,856

          Total electric utility operations........         161,207             173,082                 743,970             686,029

    Other..................................................             2,459                (7,197)                 12,617                  2,182

          Total Operating Expenses.............         163,666             165,885                 756,587               688,211

Operating Income (Loss):

    Electric Utility..................................              22,345               31,750                 176,503               151,654

    Other.............................................                (1,227)                8,463                    (6,799)                 2,999

          Total Operating Income..............             21,118               40,213                 169,704               154,653

Other Income.....................................               4,015                 4,187                   18,195                 17,121

Losses of Unconsolidated

 Equity-Method Investments............                 (210)              (1,297)                   (2,913)                  (713)

Other Expenses.................................               1,912                 2,095                     8,559                  8,006

Interest Expense:

    Interest on long-term debt................             13,877               14,246                    56,402                56,930

    Other interest expense.....................               1,821                    919                      4,573                  2,799

           Total Interest expense..............             15,698               15,165                     60,975                59,729

Income Before Income Taxes.........               7,313               25,843                   115,452              103,326

Income Tax Expense (Benefit).........          (10,641)                4,323                     15,377                17,610

Income from Continuing Operations.          17,954               21,520                    100,075                85,716

Income (Losses) from Discontinued

          Operations (net of tax).........                  127              (13,993)                       7,328              (22,055)

Net Income ...................................   $         18,081    $           7,527        $          107,403    $          63,661

Weighted Average Common Shares

  Outstanding-Basic (000's).............            43,145               42,374                      42,713                42,279

Basic Earnings (Loss) per Share:

    Income from Continuing Operations $            0.42     $            0.51         $               2.34     $             2.03

    Earnings (Losses) - Discontinued

              Operations                                          0.00                 (0.33)                          0.17                  (0.52)

    Basic Earnings per Share............     $            0.42     $            0.18         $               2.51     $              1.51

Weighted Average Common Shares

  Outstanding-Diluted (000's)........             43,320               42,457                      42,874                 42,362

Diluted Earnings (Loss) per Share:

    Income from Continuing Operations...$         0.42     $            0.51         $                2.34     $              2.02

    Earnings (Losses) - Discontinued

               Operations                                        0.00                  (0.33)                          0.17                    (0.52)

    Diluted Earnings per Share.............$            0.42     $             0.18         $                2.51     $              1.50

Dividends Paid per Share of

            Common Stock                   $             0.30     $             0.30         $                1.20     $              1.20

IDACORP, Inc.

Condensed Consolidated Statements of Cash Flows

For Twelve Months Ended December 31, 2006 and 2005

 (unaudited)

(Thousands of Dollars)

                                                                                                     Twelve Months Ended

                                                                                                   12/31/06                 12/31/05

Operating Activities

 Net Income.................................................................         $      107,403        $        63,661

 Adjustments to reconcile net income to

     net cash provided by operating activities:

        Unrealized (gains) losses from energy marketing

           activities............................................................                      (234)                       17

        Depreciation and amortization.................................              122,641                124,124

        Deferred income taxes and investment tax credits....               (17,332)                (31,769)

        Changes in regulatory assets and liabilities..............                (17,133)                   7,275

        Undistributed earnings of subsidiaries......................                 (9,553)                (16,762)

        Provision for uncollectible accounts.........................                     106                 (10,729)

        Gain on sales of assets.........................................                 (25,658)                  (2,128)

        Other non-cash adjustments to net income..............                (2,631)                   5,909

 Change in:

           Accounts receivable and prepayments..................               24,304                  (6,436)

           Accounts payable and other accrued liabilities......                  6,725                   1,821

           Taxes accrued...................................................                 (24,099)                26,412

           Other.................................................................                   5,239                      101

        Net cash provided by operating activities..................            169,778                161,496

Investing Activities

  Additions to property, plant and equipment....................            (225,048)              (193,314)

   Sale of IDACORP Technologies...................................               21,469                          -

  Sale of emission allowances.........................................                  11,323                 70,757

  Investments in unconsolidated affiliates.........................                 (16,030)                        -

 Refundable income tax deposit.....................................                 (44,903)                         -

 Other..........................................................................                       149                  33,607

        Net cash used in investing activities........................              (253,040)                (88,950)

Financing Activities

 Issuance of common stock...........................................                  41,465                   6,296

 Issuance of long-term debt...........................................                 116,300                 64,992

 Retirement of long-term debt.........................................               (132,642)               (83,067)

 Dividends on common stock.........................................                 (51,272)               (50,690)

 Change in short-term borrowings...................................                  68,900                 23,830

 Other..........................................................................                    (1,953)                  (4,954)

        Net cash provided by (used in) financing activities.....                40,798                 (43,593)

 Net increase (decrease) in cash and cash equivalents....                  (42,464)                 28,953

 Cash and cash equivalents at beginning of period...........                   52,356                  23,403

 Cash and cash equivalents at end of period....................         $          9,892        $        52,356

IDACORP, Inc.

Condensed Consolidated Balance Sheets

As of December 31 , 2006 and 2005

 (unaudited)

(Thousands of Dollars)

                                                                                          12/31/06                   12/31/05

 Assets

 Cash and cash equivalents..................................          $           9,892         $          52,356

 Receivables, net of allowance..............................                  111,721                     82,768

 Employee notes.................................................                       2,569                        2,951

 Energy marketing assets....................................                      12,069                      23,859

 Other current assets...........................................                   126,954                    128,913

 Assets held for sale............................................                       3,326                        6,673

     Total current assets.........................................                  266,531                    297,520

 Investments.......................................................                    202,825                   191,593

 Property, plant and equipment-net........................              2,419,080                2,294,441

 Energy marketing assets - long-term....................                              -                    22,189

 Regulatory assets..............................................                    423,548                   415,177

 Employee notes - long-term................................                       2,411                      2,862

 Other assets......................................................                    109,659                  114,378

 Assets held for sale............................................                     21,076                    25,966

     Total other assets............................................                  556,694                  580,572

        Total Assets................................................          $    3,445,130         $    3,364,126

Liabilities and Shareholders' Equity

 Current maturities of long-term debt......................        $         95,125         $         16,307

 Notes payable....................................................                   129,000                    60,100

 Accounts payable...............................................                     86,440                    80,324

 Energy marketing liabilities..................................                     13,532                    24,093

 Other current liabilities........................................                     83,631                  106,845

 Liabilities held for sale.........................................                       2,606                     5,916

     Total current liabilities......................................                  410,334                  293,585

 Deferred income taxes........................................                   498,512                  519,563

 Energy marketing liabilities - long-term.................                              -                    22,189

 Regulatory liabilities............................................                    294,844                  345,109

 Other liabilities...................................................                    179,836                   124,833

 Liabilities held for sale.........................................                       8,773                     10,051

     Total other liabilities.........................................                  981,965                1,021,745

 Long-term debt...................................................                  928,648                1,023,545

 Shareholders' equity...........................................                 1,124,183                1,025,251

          Total Liabilities & Shareholders' Equity...........     $     3,445,130         $     3,364,126

Idaho Power Company Supplemental Operating Statistics

                                                              Three Months Ended                    Year-To-Date

                                                             12/31/06          12/31/05        12/31/06        12/31/05

Energy Use - MWh

   Residential..................................        1,378,784       1,336,060       5,067,767       4,760,275

   Commercial.................................          966,808          919,701       3,760,987       3,638,694

   Industrial.....................................           878,675          874,799       3,475,157       3,422,616

   Irrigation......................................            42,338            81,710       1,635,402       1,467,227

   Total General Business................        3,266,605       3,212,270     13,939,313     13,288,812

   Off-System Sales.........................          743,906          504,803       5,820,823       2,773,852

      Total........................................        4,010,511       3,717,073     19,760,136     16,062,664

Revenue ($000's)

   Residential..................................    $       74,601   $       83,981     $   299,594   $     299,488

   Commercial.................................            37,150            43,722          162,391          173,268

   Industrial.....................................             22,011           31,366          102,958          118,259

   Irrigation......................................              1,809             4,012            71,432          76,255

   Total General Business................           135,571          163,081         636,375          667,270

   Off-System Sales.........................            41,186            37,605         260,717          142,794

      Total........................................    $     176,757   $     200,686     $  897,092   $     810,064

Customers - Period End

   Residential..................................           393,338          380,952

   Commercial.................................            60,427           58,087

   Industrial.....................................                 126                132

   Irrigation......................................            17,888           17,975

     Total                                                    471,779         457,146